Exhibit 77(q)


Exhibits

(a)(1) Declaration of the Trust of ING Risk Managed Natural Resources Fund effective August 4, 2006 - Filed as an exhibit to the Registrant's Initial Registration Statement filed on Form N-2 on August 10, 2006 and incorporated herein by reference.

(a)(3) Bylaws of ING Risk Managed Natural Resources Fund dated August 1, 2006 - Filed as an exhibit to the Registrant's initial Registration Statement filed on Form N-2 on August 10, 2006 and incorporated herein by reference.

(e)(1) Investment Management Agreement dated October 24, 2006 between ING Investments, LLC and ING Risk Managed Natural Resources Fund - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-2 on October 24, 2006 and incorporated herein by reference.

(e)(2) Sub-Advisory Agreement dated October 24, 2006 between ING Investments, LLC and ING Investment Management Co. - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-2 on October 24, 2006 and incorporated herein by reference.